SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

September 17, 2009
Date of report (Date of earliest event reported)

Petroleum Development Corporation
Exact Name of Registrant as Specified in Charter

Nevada	0-7246	95-2636730
State or Other Jurisdiction of Incorporation	Commission File Number	IRS Employer Identification Number

1775 Sherman Street, Suite 3000, Denver, CO 80203
Address of Principal Executive Offices

303-860-5800
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

No Change
Former Name or Former Address, if Changed Since Last Report

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

Effective September 12, 2009, the board of directors (the “Board”) of Petroleum Development Corporation (the “Company”) increased the number of members of the Board of Directors from eight to nine, and selected James M. Trimble to serve as a member of the Board for a term that extends until the 2010 annual meeting of the shareholders.  Mr. Trimble will serve on the Planning and Finance Committee.

Mr. Trimble, 61, serves as Managing Director and Chief Executive Officer of the parent and US subsidiaries of Grand Gulf Energy Limited, a public company traded on the Australian Exchange.  In January 2005, Mr. Trimble founded Grand Gulf Energy Company LLC, an Exploration and Development company focused primarily on drilling in mature basins in Texas, Louisiana, and Oklahoma.

Prior to founding Grand Gulf Energy, Mr. Trimble served as President, Chief Executive Officer and Chairman of the Board of TexCal Energy LLC from June 2002 through December 2004.  From July 2000 to December 2001, Mr. Trimble was President and a member of the Board of Directors of Elysium Energy L.L.C., an exploration and production company.  From 1983 to 2000, he served as Senior Vice President – Exploration and Production of Cabot Oil and Gas Company, a publicly held, mid-sized exploration and production company.

Mr. Trimble was hired by TexCal in June 2002 to reorganize the company.  Part of such reorganization involved the entering of bankruptcy by the corporation, as well as successfully exiting bankruptcy.

As of the date of this report, neither Mr. Trimble nor any member of his immediate family is a party, either directly or indirectly, to any transaction that the Company is aware of that is required to be reported pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.  The selection of Mr. Trimble was not pursuant to any arrangement or understanding between Mr. Trimble and any third party.

No new compensation arrangements were entered into in connection with the appointment to the Board of Mr. Trimble.  Mr. Trimble will receive the Company’s standard compensation arrangements applicable to a director who is not an employee of the Company.

The Board has determined that Mr. Trimble qualifies as “independent” under the guidelines promulgated by the Nasdaq Stock Market, Inc. and the applicable Securities and Exchange Commission rules.

The appointment of Mr. Trimble was announced in the press release attached hereto as Exhibit 99.01 and incorporated by reference herein.

 EXHIBIT INDEX

Item 9.01  Financial Statements and Exhibits.

 Exhibits.

Exhibit No.	Description
99.01	Press Release, dated September 17, 2009 regarding the election of a new director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROLEUM DEVELOPMENT CORPORATION

Date:	September 17, 2009

By:	/s/ Richard W. McCullough
Richard W. McCullough
Chairman and Chief Executive Officer